Exhibit 99.1

March 15, 2024

COMPANY CONTACT
FutureFuel Corp.
Tom McKinlay
(314) 854-8352 www.futurefuelcorporation.com

FutureFuel Provides Update on $2.50 Per Share Special Cash Dividend

CLAYTON, Mo. (March 15, 2024) – FutureFuel Corp. (NYSE: FF) (“FutureFuel”), a manufacturer of custom and performance chemicals and biofuels, today issued the following update with respect to its $2.50 per share special cash dividend approved by FutureFuel’s Board of Directors and previously announced on March 14, 2024 (the “Special Dividend”).

The rules of the New York Stock Exchange (the “NYSE”) require that special dividends representing 25% or more of the stock price of a listed security, such as the Special Dividend, be subject to an ex-dividend date of one business day after the payment date. Accordingly, as the payment date for the Special Dividend is April 9, 2024, the NYSE has set the ex-dividend date for the Special Dividend to be April 10, 2024.

In addition, FutureFuel understands that trades of FutureFuel’s common stock entered into during the period (the “due bill period”) beginning March 25, 2024 (the business day before the record date for the Special Dividend) and through April 9, 2024 will have a due bill attached for the Special Dividend. Due bills obligate sellers of FutureFuel common stock to deliver the Special Dividend to the buyer. This means that persons who purchase FutureFuel common stock during the due bill period (even if the trade will settle after the due bill period) are entitled to receive the Special Dividend, and persons who sell the stock during the due bill period (even if the trade will settle after the due bill period) are not entitled to the Special Dividend. Accordingly, if an investor wishes to receive the Special Dividend, the investor will need to hold the securities through and including the payment date of April 9, 2024.

The due bill obligations are settled customarily between the brokers representing the buyers and sellers of the stock. Buyers and sellers of FutureFuel common stock should consult with their broker before trading to ensure they understand the effect of NYSE’s due bill procedures. FutureFuel has no obligations for either the amount of the due bill or the processing of the due bill.

About FutureFuel

FutureFuel is a leading manufacturer of diversified chemical products and biofuels. FutureFuel’s chemicals segment manufactures specialty chemicals for specific customers (“custom chemicals”) as well as multi-customer specialty chemicals (“performance chemicals”). FutureFuel’s custom manufacturing product portfolio includes proprietary agrochemicals, adhesion promoters, a biocide intermediate, and an antioxidant precursor. FutureFuel’s performance chemicals products include a portfolio of proprietary nylon and polyester polymer modifiers and several small-volume specialty chemicals and solvents for diverse applications. FutureFuel’s biofuels segment primarily produces and sells biodiesel to its customers. Please visit www.futurefuelcorporation.com for more information.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements deal with FutureFuel’s current plans, intentions, beliefs, and expectations, and statements of future economic performance. Statements containing such terms as “believe,” “do not believe,” “plan,” “expect,” “intend,” “estimate,” “anticipate,” and other phrases of similar meaning are considered to contain uncertainty and are forward-looking statements. In addition, from time-to-time FutureFuel or its representatives have made or will make forward-looking statements orally or in writing. Furthermore, such forward-looking statements may be included in various filings that the company makes with United States Securities and Exchange Commission (the “SEC”), in press releases, or in oral statements made by or with the approval of one of FutureFuel’s authorized executive officers.

These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, those set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in FutureFuel’s Form 10-K Annual Report for the year ended December 31, 2023 and in its future filings made with the SEC. An investor should not place undue reliance on any forward-looking statements contained in this document, which reflect FutureFuel management’s opinions only as of their respective dates. Except as required by law, the company undertakes no obligation to revise or publicly release the results of any revisions to forward-looking statements. The risks and uncertainties described in this document and in current and future filings with the SEC are not the only ones faced by FutureFuel. New factors emerge from time to time, and it is not possible for the company to predict which will arise. There may be additional risks not presently known to the company or that the company currently believes are immaterial to its business. In addition, FutureFuel cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. If any such risks occur, FutureFuel’s business, operating results, liquidity, and financial condition could be materially affected in an adverse manner. An investor should consult any additional disclosures FutureFuel has made or will make in its reports to the SEC on Forms 10-K, 10-Q, and 8-K, and any amendments thereto. All subsequent written and oral forward-looking statements attributable to FutureFuel or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements contained in this document.